Exhibit 10.21

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS HAS BEEN OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

MATTSON-MESOCOAT

EXCLUSIVITY AGREEMENT

This Exclusivity Agreement (this “Agreement”) is entered into and effective as of April 7, 2011 (the “Effective Date”) by and between Mattson Technology, Inc., a Delaware corporation have its principal place of business at 47131 Bayside Parkway, Fremont, California 94538 U.S.A. (“Mattson”), and MesoCoat, Inc., a Nevada corporation with its principal place of business at 24112 Rockwell Drive, Euclid, Ohio 44117 U.S.A. (“MesoCoat”).

RECITALS

WHEREAS, Mattson is in the business of designing, developing, manufacturing and selling equipment for the manufacture of semiconductors and other products;

WHEREAS, Mattson owns or has rights to the Vortek™ plasma arc lamp (separately or including the power supply, service module and controller used therewith, or including any one or more of them, and prior versions of all thereof, collectively the “Vortek Lamp”). The Vortek Lamp also includes other peripheral equipment and processes enabling the operation of the Vortek Lamp, it being understood that this definition shall not convey any MesoCoat Separate Intellectual Property (as hereinafter defined) to Mattson or any Mattson Separate Intellectual Property (as hereafter defined) to MesoCoat;

WHEREAS, MesoCoat is in the business of developing, applying, repairing, and servicing wear reducing and corrosion resistant coatings, claddings & surface treatments, and MesoCoat owns or has rights to cladding compositions cladding apparatus, processes, methods and systems that utilize the Vortek Lamp to form cladding on a substrate, it being understood that this WHEREAS clause shall not convey any Mattson Separate Intellectual Property to MesoCoat or any MesoCoat Separate Intellectual Property to Mattson;

WHEREAS, MesoCoat has informed Mattson that it has an exclusive license in the field of use of wear and corrosion resistance of US Patent Nos. 6,174,388 titled Rapid Infrared Heating of a Surface and 7,220,936 titled Pulse Thermal Processing of Functional Materials Using a Plasma Arc, it being understood that this WHEREAS clause shall not constitute Mattson’s acceptance of the validity of either such patent.

WHEREAS, Mattson and MesoCoat entered into an MOU dated June 1, 2010 (the “MOU”) and desire to elaborate on the provisions of the MOU concerning the terms of MesoCoat’s exclusive use of the Vortek Lamp technology and other Mattson technology in MesoCoat products, processes, methods and systems for coating or cladding materials to improve their corrosion resistance and reduce wear (“MesoCoat Products”);

WHEREAS, as contemplated by the MOU, MesoCoat has previously retained Mattson to develop and may continue to retain Mattson to develop (collectively, the “Development”) enhancements to the Vortek Lamp for use in MesoCoat Products, the scope of the initial Development being set forth on the attached Exhibit A; and

WHEREAS, Mattson and MesoCoat will enter into a Supply Agreement (the “Supply Agreement”) as promptly as practicable after the date hereof fixing additional terms of the sale by Mattson and purchase by MesoCoat of Vortek Lamps for inclusion in MesoCoat Products.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

EXCLUSIVITY

1.1

Basic Agreement.  During the Exclusivity Period (as defined in Section 1.5 hereof): (A) Mattson agrees that MesoCoat shall have an exclusive right to incorporate in MesoCoat Products and sell (as so incorporated but not independent of a MesoCoat Product except as a spare part for a Vortek Lamp previously incorporated in a MesoCoat Product) the Vortek Lamp in the market for wear reducing and corrosion resistant coatings, claddings & related surface treatments (the “Market”) under the conditions set forth herein; (B) MesoCoat shall purchase Vortek Lamps in accordance with the terms hereof and, upon its signature, with the terms of the Supply Agreement, and MesoCoat Products shall incorporate no other lamps having functionality comparable to the Vortek Lamp; (C) Mattson shall not manufacture, make, have made or sell for or to any unrelated third party (other than customers of MesoCoat) the Vortek Lamp or any product with functionality similar to the Vortek Lamp for inclusion in any product with a use falling within the Market or otherwise comparable to that of the MesoCoat Products; and (D) Mesocoat will not develop or cause or permit to be developed, either by MesoCoat alone or with or through another party or parties, any product with a similar functionality to the Vortek Lamp. ***.

1.2

Manufacturing Rights.  During this same Exclusivity Period, Mattson will have the sole and exclusive right to manufacture (or cause to be manufactured) at Mattson’s sole cost and expense each Vortek Lamp and all components thereof. MesoCoat will not, and will not knowingly cause or permit any third party to, manufacture Vortek Lamps or any components thereof.

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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

0.3

License. During the Exclusivity Period, Mattson hereby grants an exclusive license to MesoCoat to purchase Vortek Lamps and incorporate them in MesoCoat Products, which license may be sublicensed to MesoCoat’s customers, but solely to the extent necessary to enable use (and not sale or distribution) by any such customer of the MesoCoat Product purchased by it; provided, however, that neither MesoCoat nor any of its customers shall have any right to manufacture a Vortek Lamp or any component thereof. Except as set forth above, MesoCoat shall not seek to develop itself or otherwise create (or have developed or otherwise created) any improvement or other derivative of a Vortek Lamp or any portion thereof at any tiem before or after the end of the Exclusivity Period. If, notwithstanding the foregoing, MesoCoat shall so develop or create any improvement or other derivative of a Vortek Lamp during the Exclusivity Period, it shall be owned exclusively by Mattson and will not be licensed for sale hereunder. During the Agreement Term, MesoCoat shall have the exclusive right to market, sell, and/or distribute Vortek Lamps in the Market, in the form incorporated in MesoCoat Products or as spare parts therefor, but not without being so incorporated (except for spare parts for Vortek Lamps previously incorporated in MesoCoat Products)). Except as set forth in this Section, Mattson grants no license hereunder to MesoCoat or any customer of MesoCoat to any know-how, trade secret, patent or copyright included in Mattson Separate Intellectual Property.

0.4

Minimum Sales.  During the Exclusivity Period, MesoCoat agrees to use its best efforts to sell MesoCoat Products incorporating Vortek Lamps in the Market.  If MesoCoat fails to purchase from Mattson (including full payment of any deposits and other amounts required to be paid in the year in question) for use in MesoCoat Products in the Market at least the number of Vortek Lamps set forth in the below table during the year set forth next to that number in the aggregate from the date hereof until the end of each year mentioned in the table below, the exclusivity period hereunder (the “Exclusivity Period”) will end on the last day of that year; provided, however, that the Exclusivity Period shall be extended, and the beginning and end of each succeeding year below shall be extended, in each case for the length of time during which Mattson is unable to produce and deliver the Vortek Lamps in the quantities ordered.

Year

Minimum  aggregate number of Vortek Lamps to be purchased by

MesoCoat by the end of calendar year:

2012

***

2013

***

2014

***

2015

***

2016

***

2017

***

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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

0.5

Rights upon Termination.  Upon termination of the Exclusivity Period, and without limiting the generality of the other provisions of this Section, MesoCoat shall retain the non-exclusive right to purchase, market, sell, and distribute Vortek Lamps incorporated in MesoCoat Products or as spare parts therefor (but not otherwise), but shall no longer have the sole and exclusive right to market, sell, and distribute Vortek Lamps or spare parts in the Market. Notwithstanding the above Mattson agrees not to sell the custom lamphead design as configured for and funded by MesoCoat to any other party; provided, however, that MesoCoat acknowledges that this Mattson agreement only concerns the precise manner that the lamphead is configured, and not the purpose of that configuration. By way of illustration rather than limitation of the foregoing, Mattson agrees not to sell the lamphead design as configured for MesoCoat for use inside a pipe, but may sell a Vortek Lamp for use inside a pipe if configured differently, it being understood that this sentence does not grant Mattson a license or any other rights to use intellectual property of MesoCoat or any other party. MesoCoat agrees that Mattson owns and shall own all intellectual property rights in each Vortek Lamp design as configured for and funded by MesoCoat as part of the Development, it being understood that Mattson shall not acquire ownership of any MesoCoat Separate Intellectual Property.

0.6

Exclusivity Fee. For the exclusive rights that Mattson grants MesoCoat hereunder, as limited hereby, MesoCoat will pay Mattson an Exclusivity Fee of ***.

0.7

Intellectual Property.  Mattson and MesoCoat agree that:

(a)  Any intellectual property associated with the Vortek Lamp, created as part of the Development, and whether funded by MesoCoat or not, shall remain the property of Mattson.

 (b) Intellectual property created developed or owned by either party before the commencement of the Development or concurrently with, but not as a part of the Development, will remain the sole intellectual property of that party (“Separate Intellectual Property”). The parties agree that the pipe transport system which moves the lamphead relative to the pipe, the lamp support structure which houses the lamp, and the air knife and extraction system, are Separate Intellectual Property of MesoCoat.

1.8

Publicity and Attribution.   Neither party shall make any press release or other public disclosure or announcement related to the sale of the Vortek Lamps by Mattson to MesoCoat, or to the nature of the exclusivity provided by this Agreement, without the prior written approval of the other party. The parties shall not mention or graphically or otherwise portray any portion of the other party’s products in any manner on its web site or in any marketing brochures or other sales or marketing materials without the prior written approval of the other party.  . Any such mention or portrayal by MesoCoat, after such approval, shall include the following language or alternative language to be approved by Matttson identifying the Vortek Lamp as Mattson’s proprietary product: “Mattson Technology, Inc. is the exclusive supplier to MesoCoat of Vortek Lamps and spare parts.”

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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

ARTICLE 2

SALE OF VORTEK LAMPS

2.1

Supply Agreement.  Except to the extent explicitly in conflict with a clause herein, in which case that clause will apply, the Supply Agreement will apply to sales of Vortek Lamps hereunder. Sections 2.2 through 2.3 hereof are hereby deemed to take priority over any conflicting provision of the Supply Agreement. *** and (g) on other commercially reasonable terms and conditions as promptly as practicable after the date of this Agreement.

2.2

Payment Terms.  MesoCoat shall pay a deposit of 50% of the price of the Vortek Lamp(s) ordered at the time of each order, and 40% of the price within five business days after shipment of the Vortek Lamp to MesoCoat. The final 10% of the price of each Vortek Lamp shall be due and payable immediately upon its acceptance by MesoCoat. Notwithstanding the foregoing, MesoCoat shall make payment for the first two Vortek Lamps sold hereunder, 25% at the time of order, 25% on delivery and the remaining 50%, on successful commissioning of the first Vortek Lamp, expected to be within 90 days of delivery. When MesoCoat shall pay a 50% deposit on Vortek Lamps as aforesaid, Mattson will deliver those Vortek lamps within six months after the deposit is paid, and will pay a penalty of 2% of the price per week for every week’s delay after the end of such six-month period.

2.3

Volume Discounts.  Initial Price List prices, and any subsequent Mattson Price List prices for Vortek Lamps, shall be discounted by the percentage set forth in the following table for the number of Vortek Lamps ordered, delivered and paid for by MesoCoat in any calendar year. ***

ARTICLE 3

      COMMITTEE

3.1

Committee.  The Parties shall form a committee consisting of a representative designated by each Party (the “Committee”) to oversee the performance of this Agreement.  The Committee shall meet (in person or via teleconference) at least twice annually to review and analyze status and progress, to consider opportunities for additional collaborations, to provide general guidance, and to undertake such additional tasks that the Parties may, by mutual written agreement, assign it from time to time.

3.2

Replacement of Committee Members.  Either Party may remove and replace its designee on the Committee at any time by providing written notice to the other Party.

3.3.              Powers of the Committee.  The Committee’s function, role, and authority shall be advisory.  All binding decisions affecting the Parties’ respective rights and obligations under this Agreement shall require the written consent or agreement of both Parties.

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***

Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4

TERM AND TERMINATION

4.1

Term.

Unless extended by mutual agreement or terminated by mutual agreement or pursuant to Section  or 4.3, the Term shall commence upon the Effective Date and remain in effect until termination of the Exclusivity Period.

4.2

Termination.  The Exclusivity Period will terminate, and this Agreement will simultaneously terminate, as set forth in Sections 1.4 and 1.6 hereof. In addition, either Party may terminate this Agreement upon the occurrence of one or more of the following events: the liquidation, bankruptcy, or insolvency of the other Party; or the appointment of any trustee, receiver, or liquidator for substantially all the assets or business of the other Party.

4.3

Termination for Cause.  A Party may terminate this Agreement if the other Party commits a breach of the terms of the Agreement and such breach has not been remedied within thirty (30) days following written notice to the breaching Party describing the breach.

            4.4

Rights upon Termination.  Termination of this Agreement by either Party shall be without prejudice to any other rights or obligations as may then exist between the Parties.  Termination shall not affect the rights and obligations of the Parties accrued before termination or under Article 1, Article 2, Article 4, Article 5, Article 6 and Article 7 hereof, and such rights and obligations shall survive the termination or expiration of this Agreement. After termination hereof, MesoCoat will have the rights set forth in Section 1.5 hereof.  Each party shall continue to respect and protect the intellectual property and confidential and/or proprietary information of the other party disclosed under the NDA dated October 23, 2009 by and between MesoCoat and Mattson, which is incorporated herein by reference.

ARTICLE 5

DISCLAIMER; LIMITATION OF LIABILITY; INDEMNIFICATION

5.1

DISCLAIMER OF WARRANTIES.  EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY DISCLAIMS ALL, EXPRESS AND IMPLIED WARRANTIES WHATSOEVER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE TRANSACTIONS AND ACTIONS CONDUCTED HEREUNDER, INCLUDING WITHOUT LIMITATION ANY APPLICABLE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT.

5.2

LIMITATION ON LIABILITY.  SUBJECT TO AND WITHOUT MITIGATION OF THE PARTIES’ OBLIGATIONS UNDER SECTION , EXCEPT IN THE EVENT OF WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOST OR DIMINISHED PRODUCTION, BUSINESS INTERRUPTION, OR CLAIMS OF CUSTOMERS OR OTHER THIRD PARTIES.

5.3

Indemnification by Mattson.  Except for those matters resulting from the willful misconduct of MesoCoat, Mattson shall indemnify, defend and hold MesoCoat, its shareholders, officers, directors, affiliates, agents, employees and their respective successors and assigns harmless from and against any and all losses, claims, damages, liens, losses, or liabilities, costs, expenses, penalties, assessments, and judgments (including reasonable attorneys’ fees and interest) (“Losses”) incurred in connection with, arising out of, resulting from or incident to any claim that the Vortek Lamp infringes a third party’s intellectual property rights; provided, however, that Mattson will have no obligation for indemnification hereunder to the extent a claim is based upon the combination or use of any of the Vortek Lamp with intellectual property developed solely or licensed by MesoCoat, if such infringement would have been avoided in the absence of such combination or use.

5.4

Indemnification by MesoCoat.  Except for those matters resulting from the willful misconduct of Mattson, MesoCoat shall indemnify, defend and hold Mattson, its shareholders, officers, directors, affiliates, agents, employees and their respective successors and assigns harmless from and against any and all Losses incurred in connection with, arising out of, resulting from or incident to any claim that a MesoCoat Product infringes a third party’s intellectual property rights; provided, however, that MesoCoat will have no obligation for indemnification hereunder to the extent a claim is based upon the combination or use of any of the MesoCoat Product with intellectual property developed solely or licensed by Mattson, if such infringement would have been avoided in the absence of such combination or use.

5.5

Cooperation. If either Party becomes aware of any actual, potential, or threatened infringement, misappropriation, act of unfair competition, or other harmful or wrongful activities of third parties with respect to a Vortek Lamp or MesoCoat Product, that Party shall, with reasonable promptness, notify the other Party and provide relevant information and documentation.  If a claim is asserted against either Party that the Vortek Lamp or MesoCoat Product infringes on or otherwise violates a third party’s intellectual property rights, the Parties shall consult and cooperate regarding the investigation and defense of such claim.

5.6

Indemnification Procedure.  The Party seeking indemnification hereunder (the “Indemnified Party”) shall give the indemnifying party (the “Indemnifying Party”) prompt written notice of the institution of any claims or actions giving rise to a right of indemnification hereunder and shall give the Indemnifying Party all needed information and assistance in the prosecution of such defense.  The Indemnifying Party will have thirty (30) days after receipt of such notice to elect to conduct and control, through its own counsel and at its own expense, the settlement or defense of such claim or action.  Failure of the Indemnified Party to give timely notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability that it might have, expect to the extent that such failure causes actual damage to the Indemnifying Party.  In the event of a final judgment against the Indemnified Party, the Indemnifying Party will promptly pay said judgment to the extent the judgment is subject to indemnification hereunder.

ARTICLE 6

DISPUTE RESOLUTION

6.1

Initial Dispute Resolution.  The Parties shall attempt in good faith to settle any disputes between the Parties under this Agreement (a “Dispute”).  In the event that the Parties fail to resolve a Dispute, either Party may submit the Dispute to the Committee.  If the members of the Committee do not resolve the Dispute within forty-five (45) days after the Dispute was initially referred to the Committee, then the Dispute shall be resolved in accordance with Section  below.

6.2

Jurisdiction and Venue.  The State and Federal courts located in Santa Clara County, California shall be a non-exclusive venue for, and have jurisdiction over, Disputes hereunder. MesoCoat hereby expressly consents to (i) personal jurisdiction of the state and federal courts of Santa Clara County, California and (ii) service of process being effected upon it by certified or registered mail sent to its principal address.

ARTICLE 7

MISCELLANEOUS

7.1

Successors and Assigns.  Neither Party may assign or transfer this Agreement to any third party without the prior written consent of the other Party, and this Agreement may not be assigned by operation of law or otherwise without such prior written consent. Without limiting the generality of the foregoing, any merger or acquisition of a Party hereto is hereby deemed to constitute an assignment of this Agreement.  Any attempted assignment by a Party which does not comply with the terms of this Agreement is void and of no legal effect.  Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties.

7.2

Force Majeure.  Neither Party will be liable for failure to fulfill its obligations under this Agreement nor for any delay in performance thereof where such delay is caused by circumstances beyond the reasonable control of the Party affected, including, but not limited to, fire, accident, power outages, explosion, strike, labor disturbances, act of government, or extreme weather conditions (such circumstances being hereinafter referred to as “Force Majeure”) provided that the Party so affected shall give notice to the other Party promptly upon its becoming aware of any Force Majeure circumstances that may result in failure or delay in performance of its obligations under this Agreement.  In the event of Force Majeure, the Parties will use their reasonable endeavors to mitigate its effects.  If either Party fails to perform for at least ninety (90) consecutive days under this Agreement, the other Party may terminate this Agreement.

7.3

Press Releases and Publicity. Either Party may, upon prior written consent of the other Party, issue one or more press release(s) relating to this Agreement.  The text of any such press release shall be as mutually agreed by both Parties and shall be subject to both Parties’ consent before each time such release is used.  Except for the information disclosed in such press releases, neither Party shall use the name of the other Party or reveal the existence of or terms of this Agreement in any publicity or advertising without the prior written approval of the other Party, except that either Party shall have the right to identify the other Party and to disclose the terms of this Agreement to the limited extent required by applicable securities laws or other applicable law or regulation, provided that the receiving Party takes reasonable and lawful actions to minimize the degree of such disclosure.

7.4

Notices.  Any notice or other communication shall be sufficiently given if made in writing and delivered personally or sent by prepaid mail or facsimile to the following addresses or facsimile numbers:

Mattson Technology, Inc.

MesoCoat, Inc.47131 Bayside Parkway

24112 Rockwell DriveFremont, California 94538

Euclid, Ohio 44117Attn:  David L. Dutton, CEO

Attn:  Andrew J. Sherman, CEOFacsimile:  (510) 492-5930

Facsimile:  (700) 221-0076

Any such notice or communication shall be deemed to be received (a) in the case of personal delivery, upon delivery; (b) in the case of prepaid mail, on the second business day after posting; or (c) in the case of facsimile, when the transmission has been completed except where the sender’s machine indicates a malfunction in transmission or the recipient immediately notifies the sender of an incomplete transmission.  A Party may from time to time change any of the details specified above by notice to the other Party.

7.5

Governing Law.  This Agreement is made under, governed by, and construed according to the laws of the State of California, United States of America, without regard to its conflict of law provisions.

7.6

Relationship of Parties.  In carrying out their obligations under this Agreement each Party acknowledges it is an independent contractor and does not act as an agent, representative, or employee of the other.  Neither Party has the right to assume or create, either directly or indirectly, any liability or any obligation of any kind, expressed or implied, in the name of or on behalf of the other Party, and neither Party will represent that it has such authority.

7.7

Third Party Contractors.  A Party may only use third party contractors or subcontractors to help fulfill its respective obligations under this Agreement if, in each instance, (a) the third party contractor or subcontractor agrees in writing to be bound by confidentiality provisions that are no less stringent than those set forth herein or otherwise agreed upon in writing by the Parties and (b) the third party contractor or subcontractor is not an affiliate of a competitor of the other Party.

7.8

Integration.  This Agreement, including its Schedules, which are incorporated herein by this reference, constitute the whole and entire agreement of the parties on the subject matter hereof, superseding all prior written or oral, or contemporaneous oral, representations, proposals, correspondence, memoranda or other communications, all of which are expressly excluded.

7.9

No Waivers.  No purported waiver by a Party of any default by the other Party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving Party.  No such waiver shall in any event be deemed a waiver of any subsequent default, breach, or remedy under the same or any other term or provision contained herein.

7.10

Severability.

The illegality, invalidity or unenforceability of any part of this Agreement does not affect the legality, validity or enforceability of the remainder of this Agreement.  If any part of this Agreement is found to be illegal, invalid or unenforceable, this Agreement will be given such meaning as would make this Agreement legal, valid and enforceable in order to give effect to the intent of the Parties.

7.11

Third Party Beneficiaries.  Nothing contained in this Agreement shall be construed so as to confer upon any party the rights of a third party beneficiary under this Agreement.  This Agreement is not intended for the benefit of, and is not intended to be relied upon by, any other person and no such person shall be entitled to the benefit of or to enforce this Agreement.

7.12

Equitable Remedies.

The Parties acknowledges that the disclosure of Confidential Information may cause irreparable injury to a Party, not adequately compensable in money damages and for which a Party may not have an adequate remedy at law. Therefore, the Parties acknowledge that each Party is entitled to seek injunctive relief and/or specific performance without the posting of bond or other security, in addition to whatever other remedies it may have, at law or in equity, in any court of competent jurisdiction against any such acts. In addition MesoCoat is entitled to injunctive relief to enforce the exclusivity provisions of this Agreement during the Exclusivity Period, and Mattson is entitled to injunctive relief to enforce the license limitation provisions of this Agreement during and after the Exclusivity Period.

7.13

Headings.

The headings of the sections in any part of this Agreement are for convenience only and shall not be deemed to constitute a part hereof.

IN WITNESS WHEREOF, and intending to be bound, each Party has caused its duly authorized representative to execute this Agreement, effective as of the Effective Date.

Mattson Technology, Inc.

MesoCoat, Inc.

By:   /s/ Sing-Pin Tay

                                                By:  /s/ Andrew Sherman

Name:  Sing-Pin Tay

Name:  Andrew Sherman

Title:

 Fellow, Technology & IP

Title:    CEO